EXHIBIT 99.06

Southern Company
Financial Overview
(In Millions of Dollars)

	3 Months Ended March
	2007	2006	% Change
Consolidated –
Operating Revenues	$3,409	$3,063	11.3%
Earnings Before Income Taxes	494	370	33.7%
Net Income	$339	$262	29.5%

Alabama Power –
Operating Revenues	$1,197	$1,073	11.6%
Earnings Before Income Taxes	196	142	38.3%
Net Income Available to Common	$115	$82	39.9%

Georgia Power –
Operating Revenues	$1,657	$1,584	4.6%
Earnings Before Income Taxes	203	214	-5.0%
Net Income Available to Common	$131	$132	-0.5%

Gulf Power –
Operating Revenues	$296	$263	12.6%
Earnings Before Income Taxes	31	21	48.7%
Net Income Available to Common	$19	$12	52.1%

Mississippi Power –
Operating Revenues	$257	$209	22.9%
Earnings Before Income Taxes	32	25	29.9%
Net Income Available to Common	$20	$15	28.5%

Southern Power –
Operating Revenues	$192	$140	37.7%
Earnings Before Income Taxes	54	32	64.8%
Net Income Available to Common	$32	$20	61.0%

Notes

- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.